UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2021

AB PRIVATE CREDIT INVESTORS CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-01196	81-2491356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 969-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 — Entry into a Material Definitive Agreement.

On March 24, 2021 (the “Effective Date”), ABPCIC Funding III LLC (the “Borrower”), a wholly-owned subsidiary of AB Private Credit Investors Corporation (the “Company”), entered into a warehouse financing transaction (the “Warehouse Credit Facility”). In connection with the Warehouse Credit Facility, the Borrower entered into, among other agreements, (i) the credit agreement (the “Warehouse Credit Agreement”) among the Borrower, the lenders referred to therein, Natixis, New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”), collateral administrator (in such capacity, the “Collateral Administrator”) and custodian (in such capacity, the “Custodian”), (ii) the account control agreement (the “Account Control Agreement”) among the Borrower, as debtor, the Collateral Agent, as secured party, and U.S. Bank National Association, as securities intermediary (in such capacity, the “Securities Intermediary”), (iii) the collateral management agreement (the “Collateral Management Agreement”), between the Borrower and AB Private Credit Investors LLC, as collateral manager (in such capacity, the “Collateral Manager”), (iv) the collateral administration agreement (the “Collateral Administration Agreement”), among the Borrower, the Collateral Manager and the Collateral Administrator and (v) the master loan sale and contribution agreement (the “Transfer Agreement”) between the Borrower and the Company.

The Warehouse Credit Agreement provides for borrowings in an aggregate amount up to $100,000,000. Borrowings under the Warehouse Credit Agreement will bear interest based on an annual adjusted London interbank offered rate for the relevant interest period or the applicable replacement thereto provided for in the Warehouse Credit Agreement, in each case, plus an applicable spread. Interest is payable quarterly in arrears. Any amounts borrowed under the Warehouse Credit Agreement will mature, and all accrued and unpaid interest thereunder will be due and payable, on the earlier of (i) March 24, 2031 (or such later date mutually agreed to by the Borrower and the Administrative Agent) or (ii) upon certain other events which result in accelerated maturity under the Warehouse Credit Facility. Borrowing under the Warehouse Credit Facility is subject to certain restrictions contained in the Investment Company Act of 1940, as amended.

Borrowings under the Warehouse Credit Agreement are secured by all of the assets held by the Borrower. Pursuant to the Collateral Management Agreement, the Collateral Manager will perform certain duties with respect to the purchase and management of the assets securing the Warehouse Credit Facility. The Collateral Manager has elected to waive any fees that would otherwise be payable under the Warehouse Credit Agreement and the Collateral Management Agreement. The Borrower will reimburse the expenses incurred by the Collateral Manager in the performance of its obligations under the Collateral Management Agreement other than any ordinary overhead expenses, which shall not be reimbursed. The Borrower has made customary representations and warranties under the Collateral Management Agreement and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities.

All of the collateral pledged to the lenders by the Borrower under the Warehouse Credit Agreement is held in the custody of the Custodian under the Control Agreement. The Collateral Administrator will maintain and perform certain collateral administration services with respect to the collateral pursuant to the Collateral Administration Agreement. As compensation for the services rendered by the Collateral Administrator, the Borrower will pay the Collateral Administrator, on a quarterly basis, customary fee amounts and reimburse the Collateral Administrator for its reasonable out-of-pocket expenses. The Collateral Administration Agreement and the obligations of the Collateral Administrator will continue until the earlier of (i) the liquidation of the collateral and the final distribution of the proceeds of such liquidation, (ii) the date on which all obligations have been paid in full or (iii) the termination of the Collateral Management Agreement.

Concurrently with the closing of the Warehouse Credit Facility, the Company contributed and/or sold certain assets to the Borrower pursuant to the Transfer Agreement, and the Company expects to continue to contribute and/or sell assets to the Borrower pursuant to the Transfer Agreement in the future. The Company may, but shall not be required to, repurchase and/or substitute certain assets previously transferred to the Borrower subject to the conditions specified in the Transfer Agreement and the Warehouse Credit Agreement.

The Company incurred certain customary fees, costs and expenses in connection with the closing of the Warehouse Credit Facility.

The foregoing descriptions of the Warehouse Credit Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Transfer Agreement do not purport to be complete and are qualified in their entirety by the full text of each of the Warehouse Credit Agreement, the Account Control Agreement, the Collateral Management Agreement, the Collateral Administration Agreement and the Transfer Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of March 24, 2021, among ABPCIC Funding III LLC, as borrower, the lenders referred to therein, Natixis, New York Branch, as administrative agent and U.S. Bank National Association, as collateral agent, collateral administrator and custodian.

10.2	Account Control Agreement, dated as of March 24, 2021, among ABPCIC Funding III LLC, as debtor, U.S. Bank National Association, as collateral agent and the secured party and U.S. Bank National Association, as custodian and securities intermediary.

10.3	Collateral Management Agreement, dated as of March 24, 2021, by and between ABPCIC Funding III LLC, as borrower, and AB Private Credit Investors LLC, as collateral manager.

10.4	Collateral Administration Agreement, dated as of March 24, 2021, among ABPCIC Funding III LLC, AB Private Credit Investors LLC, as collateral manager, and U.S. Bank National Association, as collateral administrator.

10.5	Master Loan Sale and Contribution Agreement, dated as of March 24, 2021, by and between AB Private Credit Investors Corporation, as seller, and ABPCIC Funding III LLC, as buyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2021	AB PRIVATE CREDIT INVESTORS CORPORATION

	By:	/s/ Wesley Raper
Wesley Raper
Chief Financial Officer and Treasurer